UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 26, 2006

ABRAMS INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

1945 The Exchange
Suite 300
Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 26, 2006, the Compensation Committee of the Board of Directors granted stock appreciation rights (“SARs”) to the following Executive Officers and Directors under the 2000 Stock Award Plan:

Name	Title	Number of Shares
Alan R. Abrams	Chairman, President & CEO	48,000
J. Andrew Abrams	Executive Vice President	24,000
Mark J. Thomas	Chief Financial Officer	24,000
Melinda S. Garrett	President & CEO, Abrams Properties, Inc.; Director	24,000
M. Todd Jarvis	President & COO, Servidyne Systems, LLC; President & CEO, The Wheatstone Energy Group, LLC	24,000
David L. Abrams	Director	12,000
Samuel E. Allen	Director	12,000
Gilbert L. Danielson	Director	12,000
Robert T. McWhinney, Jr.	Director	12,000
All SARs vest 30% on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date, and 40% on the fifth anniversary of the grant date, provided that all SARs shall vest and be exercisable on the tenth consecutive business day that a share of the Company’s common stock has a closing sales price on NASDAQ at or above $20.00 per share.
Each stock appreciation right expires on the tenth anniversary of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAMS INDUSTRIES, INC.
Dated: June 28, 2006	By:	/s/ Mark J. Thomas
Mark J. Thomas
Chief Financial Officer